Yukon Community Services	BUSINESS CORPORATIONS ACT FORM 5

Certificate of Amendment

CANGOLD LIMITED

I hereby certify that the articles of the above-mentioned corporation were amended:

x under section 16 of the Business Corporations Act to change the name of the corporation in accordance with the attached notice.

- under section 30 of the Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares.

- under section 179 of the Business Corporations Act as set out in the attached Articles of Amendment

- under section 194 of the Business Corporations Act as set out in the attached Articles of Reorganization.

- under section 195 of the Business Corporations Act as set out in the attached Articles of Arrangement
Corporate Access Number: 30139 Date of Amendment: 2003-06-04	/s/ J. Johnson M. Richard Roberts D/ Registrar of Corporations

Business Corporations Act (Yukon)
(Section 179)

Form 5-01

ARTICLES OF AMENDMENT

	1.	Name of Corporation: FIRST AU STRATEGIES CORP.
	2.	Corporate Access Number: 27117

	3.	The Articles of the above named corporation are amended pursuant to a Court Order:
	Yes	No	X
	4.	Pursuant to section 175 of the Business Corporation Act (Yukon), the Articles of the Corporation are amended as follows:
The name of the Corporation is changed to:
CANGOLD LIMITED
5.	Date	Signature	Title
	May 28, 2003	/s/ Kaare G. Foy	Director
Kaare G. Foy
FILED JUN 02 2003 /s/ J.J. DEPUTY REGISTRAR OF CORPORATIONS